UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 August 9, 2005

                       TEMPORARY FINANCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


          Washington                  333-60326             91-2079472
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 (State or other jurisdiction  (Commission File Number)   (IRS Employer
       of incorporation)                                Identification No.)


200 North Mullan Road, Suite 213, Spokane, Washington         99223
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Address of principal executive offices                       Zip Code


Registrants telephone number, including area code: 509-340-0273


                                      N.A.
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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencment   communications  pursuant  to  Rule  14d-2(b)  under  the
      Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencment   communications  pursuant  to  Rule  13e-4(c)  under  the
      Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
      Item 8.01 (a) Forward Stock Split

      On August 9, 2005, the Board of Directors of Temporary Financial Services, Inc. declared a forward stock split at the ratio of five shares for each one share owned. The forward stock split will be issued to shareholders of record as of August 9, 2005 and the shares will be mailed to the shareholders on August 19, 2005. No further action of the shareholders is required. As of the record date, the Company had 702,280 common shares issued and outstanding. Following the forward split, the Company will have 3,511,400 common shares issued and outstanding. No change is being made to the number of authorized shares of common stock or to the par value of the common stock as a result of this forward stock split.

      Item 8.01 (b) Annual Meeting

      On April 12, 2005, the Board of Directors resolved that the Company would hold its annual shareholders meeting on July 12, 2005 and that the annual report and proxy statement would be mailed on June 10, 2005 to all shareholders of record as of June 6, 2005. Materials were prepared and mailed for the meeting after the June 10, 2005 target mailing date, and in some instances, the notice of the meeting was not properly given. On August 9, 2005, as a result of the deficiencies in the notice process, the Board of Directors declared the meeting to be void. The Directors prior to the meeting continue to serve as the directors of the company. The annual meeting of the shareholders will be called at a later date and new proxy materials will be provided to shareholders prior to the new meeting date in accordance with applicable rules and regulations.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temporary Financial Services, Inc.                     August 9, 2005

/s/ Brad E. Herr, Secretary
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Brad E. Herr, Secretary